UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2006

SPRINT NEXTEL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 433 - 4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

Short-Term Incentive Plan Awards

On February 6, 2006, the Human Capital and Compensation Committee (the “Committee”) of the Board of Directors of Sprint Nextel Corporation (the “Company”) established the performance objectives and other terms of the Company’s 2006 Short-Term Incentive Plan for officers and other eligible employees of the Company (the “2006 STI Plan”). The 2006 STI Plan provides for a payment of incentive compensation to officers and other eligible employees based on the achievement of specified results with respect to the following near-term performance objectives during 2006: wireless subscriber additions, adjusted OIBDA (operating income plus depreciation, amortization and special items) and post-paid wireless subscriber retention.

The award payments under the 2006 STI Plan will be determined based on the Company’s 2006 results using three variables: (1) the individual’s annual incentive target opportunity, which is based on a percentage of the individual’s base salary; (2) Company performance compared with each of the above-referenced performance objectives; and (3) relative weightings for the performance objectives. Each of the performance objectives will have a threshold, target and maximum level of payment opportunity with the maximum payment opportunity equal to 200% of the individual’s target opportunity, except for the OIBDA measure, which has no maximum. An eligible employee’s incentive target opportunity will be multiplied by the weightings and the payout results for the performance objectives to calculate a potential incentive award amount, which, under certain circumstances and subject to certain limitations, may be adjusted based on individual performance so that the employee receives a bonus payment of 0 to 120% of the potential incentive award amount. The determination of payments for certain executive officers will be made so as to comply with Section 162(m) of the Internal Revenue Code.

As disclosed in the Company’s joint proxy statement/prospectus dated June 10, 2005 and the Company’s Form 8-K dated August 18, 2005, the Company’s executive officers have short-term incentive target opportunities ranging between 50% and 170% of base salary. The actual incentive amounts paid under the 2006 STI Plan will be based on the Company’s actual results in 2006 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.

Long-Term Incentive Plan Awards

On February 7, 2006, the Committee established the 2006 performance objectives and other terms of the Company’s 2006 Long-Term Incentive Plan (the “2006 LTI Plan”) for officers and other eligible employees of the Company. The 2006 LTI Plan is a one-year program that provides for incentive awards with a value based on a percentage of base salary. Fifty percent of the value of the award is made in the form of stock options, the number of which is based on the value of each option determined using the Black Scholes valuation model. The exercise price of each option is based on the fair market value of a share of the Company’s common stock on the grant date and the options vest ratably in three equal portions on each of the first, second and third anniversaries of the grant date. The remaining fifty percent of the value of the award is made in the form of restricted stock units that will be awarded following the planned spin-off of the Company’s local telecommunications business. The number of restricted stock units to be awarded under the 2006 LTI Plan will be based on the fair market value of the Company’s

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common stock, and will include a performance component, which could result in the number of restricted stock units being forfeited or increased, ranging from 0% to 200% of the number of restricted stock units originally awarded, based on the achievement of specified results with respect to the following performance objectives during 2006: wireless subscriber additions, adjusted OIBDA and post-paid wireless subscriber retention. The restricted stock unit awards would vest on the third anniversary of the Committee’s adoption of the 2006 LTI Plan and would be eligible to receive dividend payments as and to the extent declared with respect to the Company’s common stock. All awards will be made pursuant to the Company’s 1997 Long-Term Stock Incentive Program.

As disclosed in the Company’s Form 8-K dated August 18, 2005, the Company’s executive officers other than Messrs. Donahue and Forsee have long-term incentive target awards ranging between 150% and 721% of base salary. As disclosed in the Company’s joint proxy statement/prospectus dated June 10, 2005, Messrs. Donahue and Forsee have an annual long-term performance-based incentive opportunity with a $10 million target value for 2006, the first calendar year following completion of the Company’s merger with Nextel Communications, Inc. (the “Merger”) and a $10 million guideline target value for the second calendar year following the Merger. The actual incentive amounts paid under the 2006 LTI Plan will be based on the Company’s actual results in 2006 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established. The form of the award agreements for Messrs. Donahue, Forsee and Len J. Lauer, Chief Operating Officer, are attached as exhibits to this report.

MVP Fast Start Awards

On February 7, 2006, the Committee established terms of an interim incentive opportunity for Messrs. Donahue and Forsee under the Company’s MVP Fast Start Program, which established specified bonus opportunities based on the Company’s results in 2005 following the completion of the Merger. The program provides for a potential target bonus opportunity of up to 15% of the participant’s targeted annual short-term bonus amount, which was determined based on the existing short-term incentive plans of the Company and Nextel Communications, if specified wireless subscriber additions and adjusted OIBDA goals are met during the period from September 1 to December 31, 2005. The Committee established a potential target bonus opportunity of $122,500 for Mr. Donahue and $130,900 for Mr. Forsee. The actual incentive amounts paid under the MVP Fast Start Program will be based on actual results in relation to the established performance objectives, and these payments may be greater or less than the potential target bonus opportunities that have been established.

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Embarq Short-Term Incentive Plan Awards

On February 7, 2006, the Committee established the 2006 performance objectives and other terms of the 2006 Short-Term Incentive Plan (the “Embarq 2006 STI Plan”) for the executive officers and eligible employees of the local communications business of the Company, which we refer to as Embarq, that is expected to be spun-off in the second quarter of 2006. The Embarq 2006 STI Plan provides for a payment of incentive compensation to officers and eligible employees based on Embarq’s achievement of specified results with respect to the following near term performance objectives during 2006: revenue, EBITDA (earnings before interest, taxes, depreciation and amortization) and customer satisfaction. The awards under the Embarq 2006 STI Plan will be determined based on the performance of Embarq compared to these objectives and the relative weightings for the performance objectives. Each of the performance objectives will have a threshold, target and maximum level of payment opportunity with the maximum payment opportunity equal to 200% of the individual’s target opportunity. The individual’s incentive target will be multiplied by the weightings and the payout results for the objectives to calculate the actual incentive amount. Daniel R. Hesse, Chief Executive Officer of the Company’s Local Telecommunications Division, has an annual salary of $938,400 and a short-term incentive target of 120% of his annual salary. The actual incentive amounts paid under the Embarq 2006 STI Plan will be based on Embarq’s actual results in 2006 in relation to the established performance objectives, and such payments may be greater or less than the target opportunities that have been established.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Form of Award Agreement under the 1997 Long-Term Stock Incentive Program for fiscal year 2006 for Timothy M. Donahue

10.2	Form of Award Agreement under the 1997 Long-Term Stock Incentive Program for fiscal year 2006 for Gary D. Forsee and Len J. Lauer

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRINT NEXTEL CORPORATION

/s/ Gary D. Begeman
By:	Gary D. Begeman
Vice President

Date: February 10, 2006

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Exhibit Index

Exhibit No.	Description
10.1	Form of Award Agreement under the 1997 Long-Term Stock Incentive Program for fiscal year 2006 for Timothy M. Donahue

10.2	Form of Award Agreement under the 1997 Long-Term Stock Incentive Program for fiscal year 2006 for Gary D. Forsee and Len J. Lauer

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